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                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("AGREEMENT") is entered into effective as of May 8, 2001 (the "EFFECTIVE DATE") by and between Plains Resources Inc., a Delaware corporation ("COMPANY"), and James C. Flores ("EMPLOYEE").

     WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Employment. The Company hereby employs Employee, and Employee hereby accepts employment by the Company, on the terms and conditions set forth in this Agreement.

     2. Term of Employment. Subject to the provisions for earlier termination provided in the Agreement, the term of this Agreement (the "TERM") shall commence on the Effective Date and shall terminate on the fifth anniversary of the Effective Date; provided, however, that following the fifth anniversary of the Effective Date, the Term shall automatically be extended one year and again for successive one-year periods on each anniversary thereof, if Employee and the Company shall have agreed to new compensation terms at least ninety days prior to the end of the initial five-year period and any additional one-year extensions. Notwithstanding any provision of this Agreement to the contrary, termination of this Agreement shall not alter or impair any rights or benefits of Employee (or Employee's estate or beneficiaries) that have arisen under this Agreement on or prior to such termination.

     3. Employee's Duties. During the Term, Employee shall serve as the Chairman and Chief Executive Officer of the Company, with such customary duties and responsibilities as may from time to time be assigned to him by the Board, provided that such duties are at all times consistent with the duties of such positions. Employee shall report directly to the Board. All other employees of the Company shall report to Employee. Employee agrees to serve without additional compensation, if elected or appointed thereto, in one or more offices or a director of any of the Company's Subsidiaries. For purposes of this Agreement, a "Subsidiary" shall mean any entity in which the Company owns a majority of the voting stock of the class of securities (or other interests in the case of a limited liability company or partnership) that may vote in the election of the members of the governing body of such entity.

          Employee agrees to devote his full attention and time during normal business hours to the business and affairs of the Company and to use reasonable best efforts to perform faithfully and efficiently such duties and responsibilities. Notwithstanding the foregoing, during
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the Term, Employee may engage in the following activities so long as they do not interfere in any material respect with the performance of Employee's duties and responsibilities hereunder: (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach on a part-time basis at educational institutions but not more than 20 hours per month, and (iii) manage his personal investments; provided, however, that in no event shall the conduct of any such activities by Employee be deemed to materially interfere with Employee's duties hereunder until Employee has been notified in writing thereof by the Board and given a reasonable period in which to cure such interference; and further provided that Employee shall notify and obtain approval of the Board prior to accepting any of the positions described in clause (i) above, which approval shall not be unreasonably withheld. In addition, Employee shall be permitted to manage his personal investments described in clause (iii) above in accordance with the preceding sentence provided that (a) such management shall not interfere in any material respect with the performance of Employee's duties and responsibilities hereunder or violate the Company's conflicts policy as in effect from time to time, (b) Employee inform the Board of any conflicts of interest (whether actual or apparent) with the Business (as defined in Section 7(c) hereof) of the Company and any of its Subsidiaries, including any event reasonably likely to raise the appearance of conflicts, and (c) Employee notify the Board of, and discuss with the Board with respect to, any opportunities presented to Employee or any of the entities in which Employee owns a majority interest in connection with such continued ownership and management that should be offered to the Company or its Subsidiaries. Notwithstanding the foregoing, the Company agrees that Employee's management of his current personal investments, as disclosed to the Company prior to the Effective Date, shall not be deemed to materially interfere with his duties hereunder.

     The Company agrees to (a) nominate Employee as a director of the Company during the Term and (b) use its best efforts to cause Employee to be elected or appointed, or re-elected or re-appointed, as a director of the Company during the Term, and (c) use its reasonable best efforts to appoint Employee a member of each committee of the Board to the extent such membership does not create any conflicts of interest with respect to the Company and is permitted by the Company's certificate of incorporation or by-laws as in effect from time to time or applicable federal, state or local laws, regulations or rules, including, but not limited to, rules of any stock exchange.

     4.  Compensation.

         (a) General. Employee shall be entitled to receive base salary, bonus and any other incentive compensation in the amounts as determined by the Board from time to time in its sole discretion.

         (b)  Performance Option.

              (i) For services rendered by Employee under this Agreement and in lieu of base salary and bonus, the Company shall grant the Employee as of the

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         Effective Date a performance option to purchase 1,000,000 shares of Common Stock of the Company ("PERFORMANCE OPTION"), substantially in the form attached hereto as Exhibit A, under the Company's 2001 Stock Incentive Plan ("2001 PLAN"). The Performance Option shall be granted at an exercise price equal to the "fair market value" of a share (as defined in the 2001 Plan) as of the Effective Date. In addition, the Performance Option granted hereunder shall be subject to shareholder approval of the 2001 Plan, it being understood that the parties will cooperate and use reasonable best efforts to obtain voting agreements or other indications of support for passage and approval of the 2001 Plan from shareholders mutually agreed to by Employee and the Company. The Company agrees to hold a shareholder meeting at which the 2001 Plan will be presented to shareholders for their approval no later than 90 days following the Effective Date. If the 2001 Plan does not receive requisite shareholder approval, the Company shall pay Employee a salary of $500,000 per year for five years, retroactive to the Effective Date and an annual bonus of $500,000 for each of the first five years of the Term in lieu of the Performance Option. The salary shall be payable in accordance with the Company's normal payroll schedule and the bonus shall be payable on each anniversary of the Effective Date.

              (ii) The Performance Option granted hereunder shall vest on the first to occur of the following: (A) day prior to the fifth anniversary of the date of grant, (B) with respect to 50% of the shares subject to the Performance Option, a period of 10 trading days during a period of 20 consecutive trading days upon which the closing price of the Common Stock equals or exceeds 150% of the exercise price of the Performance Option, (C) with respect to 100% of the shares subject to the Performance Option, a period of 10 trading days during a period of 20 consecutive trading days upon which the closing price of the Common Stock equals or exceeds 200% of the exercise price of the Performance Option, (D) termination of the Employee's employment: (1) by the Company for any reason other than Cause (as defined below), (2) due to the death of Employee or (3) upon the Employee's resignation for Good Reason (as defined below), (E) a Change in Control (as defined below), or if earlier, a "change in control" (as defined in the 2001 Plan), or
         (F) at any such time that Employee is not a member of the Board.

              (iii) If any portion of the Performance Option vests in accordance with clause (A) of the preceding paragraph, such portion of the Performance Option shall be exercisable until the eighth anniversary of the Effective

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         Date; provided, however, that if Employee's employment is terminated for any reason (other than Cause) prior to such eighth anniversary, the Performance Option shall remain exercisable only until the first anniversary of the Date of Termination. If any portion of the Performance Option vests in accordance with clauses (B) or (C) of the preceding paragraph, or if any portion vests under clause (F) of the preceding paragraph and the performance goals under either clause (B) or (C) are later met during the Term, the Performance Option, to the extent that the performance goals have been met under either such clause, shall remain exercisable for a period of ten years from the Effective Date, notwithstanding termination of Employee's employment for any reason (other than Cause) or the earlier vesting of the Performance Option in accordance with clause (F) of the preceding paragraph. If the Company terminates Employee's employment during the Term for any reason other than Cause or Disability, or if Employee resigns for Good Reason, any portion of the Performance Option that has vested due to such termination shall be exercisable until the later of
         (A) the fifth anniversary of the Effective Date or (B) one year from the Date of Termination plus six months for each anniversary that has occurred coincident with or prior to the Date of Termination. Upon termination of Employee's employment due to death or termination by the Company due to Disability, any portion of the Performance Option that has vested due to such termination shall be exercisable until the later of (A) the fifth anniversary of the Effective Date or (B) one year from the Date of Termination. If any portion of the Performance Option vests under clause (E) of the preceding paragraph, or under clause (F) of the preceding paragraph and the performance goals under clauses (A) or (B) are not later met during the Term, such portion shall remain outstanding until the later of (A) the fifth anniversary of the Effective Date or (B) one year from the Date of Termination for any reason (other than Cause). Notwithstanding the foregoing, the Performance Option shall in no event remain outstanding for a period greater than ten years from the Effective Date. Upon a termination of employment for Cause, the Performance Option shall immediately terminate and be forfeited unless otherwise provided by the Board upon termination of employment.

         (c) Share Grant. Employee will be entitled to receive an amount equal to the excess of the "fair market value" (as defined in the 2001 Plan) of a share of Common Stock on the Effective Date and $22, multiplied by 1,000,000. Such amount shall be payable in five installment payments as of each anniversary of the Effective Date occurring during the Term in the form of a direct grant of shares of Common Stock, the number of which is determined by dividing the annual installment payment by the fair

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     market value of a share on the applicable anniversary date, rounded down to the nearest whole share. Notwithstanding the foregoing, the first installment payment shall be payable on the day following the first anniversary of the Effective Date. As of the Effective Date, the Company and Employee shall enter into a registration rights agreement, substantially in the form attached hereto as Exhibit B.

     5.  Other Benefits; Business Expenses.

         (a) Employee shall be entitled to participate in all incentive compensation plans and to receive all fringe benefits and perquisites offered by the Company to any of its senior executive officers, including, without limitation, participation in the various health, retirement, life insurance, disability insurance and other employee benefit plans or programs provided to the employees of the Company in general, subject to the regular eligibility requirements with respect to each of such benefit plans or programs, and such other benefits or prerequisites as may be approved by the Board during the Term, all on a basis at least as favorable to Employee as may be provided to similarly situated senior executive officers of the Company. Employee shall be entitled to take appropriate and reasonable annual vacation time provided that such vacation time does not interfere with his duties hereunder.

         (b) The Company shall reimburse Employee for all reasonable business expenses incurred by Employee in the performance of his duties; which expenses will be subject to the oversight of the Company's audit committee in the normal course. It is understood that Employee is authorized to incur reasonable business expenses for promoting the business of the Company, including reasonable expenditures for travel, lodging, meals and client or business associate entertainment. Request for reimbursement for such expenses must be accompanied by appropriate documentation.

     6. Termination. This Agreement may be terminated prior to the end of its Term as set forth below.

        (a) Resignation. Employee may resign his position at any time. In the event of such resignation, except in the case of resignation for Good Reason (as defined below), Employee shall not be entitled to further compensation pursuant to this Agreement except as may be provided by the terms of any benefit plans of the Company in which Employee may be a participant.

        (b) Death. If Employee's employment is terminated due to his death, this Agreement shall terminate and the Company shall have no obligations to his legal representatives with respect to this Agreement other than the payment of benefits as described in Section 6(c)(i) below.

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        (c)  Discharge.

             (i) The Company may terminate this Agreement and Employee's employment for any reason deemed sufficient by the Company upon notice as provided in Section 10. However, in the event that Employee's employment is terminated during the Term by the Company for any reason other than Cause, in the event of Employee's death or Disability, or if Employee's employment is terminated for Good Reason, then: (A) the Company shall pay Employee immediately upon termination of Employee's employment a lump sum equal to $2,500,000; (B) for the 36-month period after the Date of Termination (as defined below), the Company shall provide or arrange to provide Employee (and Employee's dependents) with health insurance benefits no less favorable than the health plan benefits provided by the Company (or any successor) during such 36-month period to any senior executive officer of the Company; provided, further, to the extent the coverage or benefits received are taxable to Employee, the Company shall make Employee "whole" on a net after tax basis; and provided, however, that such coverage shall cease if Employee obtains comparable replacement coverage (although Employee shall have no obligation to pursue such coverage); (C) the Performance Option shall become immediately vested and exercisable in full in accordance with
        Section 4 hereof; and (D) the remainder of the share grant listed in
        Section 4(c) hereof shall be payable in full provided that the number of shares to be paid to Employee or his estate, as the case may be, shall be determined by dividing the amount equal to the aggregate unpaid annual installments divided by the fair market value of a share on the Date of Termination, provided that in the event the share price is less than $22 on the Date of Termination, payment of the remaining share grant shall be in the form of cash; payment of the remaining share grant shall be made within 30 days of the Date of Termination.

             (ii) Notwithstanding the foregoing provisions of this Section 6, in the event Employee is terminated because of Cause, the Company shall have no obligations pursuant to this Agreement after the Date of Termination other than reimbursement of expenses incurred prior to such date. For purposes herein, "Cause" means (A) the failure by Employee to perform reasonably assigned duties with the Company, (B) the engaging by Employee in conduct which is demonstrably and materially injurious to the Company and its Subsidiares taken as a whole, (C) Employee's having been convicted of, or entered a plea of nolo contendere to burglary, larceny, murder or arson or a crime involving deceit,

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        fraud, perjury or embezzlement, or (D) failure to notify the Company of any actual or apparent conflicts of interest relating to Employee's management of personal investments in accordance with Section 3 of this Agreement. Notwithstanding the foregoing, prior to any termination for Cause under clauses (A), (B) or (D) of the preceding sentence, (X) the Company must provide Employee with reasonable notice detailing the failure or conduct which the Board believes to constitute Cause, (Y) the Company must provide Employee a reasonable opportunity to cure such failure or conduct, and (Z) after such notice and an opportunity to cure, a majority of the Board must reasonably determine that Employee has not cured such failure or conduct. Notwithstanding the foregoing provisions, Employee shall not be deemed to have been terminated for Cause unless and until Employee shall have been provided an opportunity to be heard in person by the Board (with the assistance of Employee's counsel if Employee so desires).

             (d) Disability. If Employee shall have been absent from the full-time performance of Employee's duties with the Company for six consecutive months as a result of Employee's incapacity due to physical or mental illness as determined by Employee's physician ("DISABILITY"), Employee's employment may be terminated by the Company for Disability. If Employee's employment is terminated for Disability, Employee shall be entitled to the compensation and benefits provided in Section 6(c)(i) hereof. If Employee fails during any period during the Term to perform Employee's full-time duties with the Company as a result of incapacity due to physical or mental illness, as determined by Employee's physician, Employee shall continue to receive his benefits under this Agreement during such period until this Agreement is terminated for Disability by the Company.

             (e) Resignation for Good Reason. Employee shall be entitled to terminate his employment for Good Reason as defined herein. If Employee terminates his employment for Good Reason, Employee shall be entitled to the compensation and benefits provided in Section 6(c)(i) hereof. "GOOD REASON" shall mean (1) the material breach of any of the Company's obligations under this Agreement without Employee's written consent or
        (2) the occurrence of any of the following circumstances, as the case may be, without Employee's written consent:

                 (i) the assignment by the Board to Employee of any duties that materially adversely alter the nature or status of Employee's office, title, responsibilities, including reporting responsibilities, from those in effect immediately prior to such assignment;

                 (ii) the failure by the Company to continue in effect any
             compensation plan in which Employee participates that is material to Employee's total compensation unless an equitable arrangement (embodied in an ongoing substitute

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             or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable to Employee, unless any such failure to continue in effect any compensation plan or participation relates to a discontinuance of such plans or participation on a management-wide or Company-wide basis;

                 (iii) the taking of any action by the Company which would
             directly or indirectly materially reduce or deprive Employee of any material pension, welfare or fringe benefit then enjoyed by Employee, unless such action relates to a discontinuance of benefits on a management-wide or Company-wide basis;

                 (iv) the failure of the Company to obtain a satisfactory
             agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 12 hereof;

                 (v) the relocation of the Company's principal executive offices outside the greater Houston, Texas metropolitan area, or the Company's requiring Employee to relocate anywhere other than the location of the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with Employee's obligations under this Agreement;

                 (vi) the failure to nominate Employee as a director of the
             Company or to use best efforts to cause Employee to be elected or appointed, or re-elected or re-appointed, as a director of the Company or to use reasonable best efforts to appoint Employee a member of a committee in accordance with, and to the extent provided in, Section 3 hereof; or

                 (vii) the Employee's termination of his employment with the
             Company or any successor who has assumed this Agreement in accordance with Section 12 hereof within the 30-day period following the anniversary of a Change in Control of the Company.

             Employee's right to terminate employment pursuant to this subsection shall not be affected by Employee's incapacity due to physical or mental illness. In addition, Employee's continued employment following any event, act or omission, regardless of the length of such continued employment, shall not constitute Employee's consent to, or a waiver of Employee's rights with respect to, such event, act or omission constituting a Good Reason circumstance hereunder.

             (f) Notice of Termination. Any purported termination of Employee's employment by the Company or by Employee shall be communicated by written Notice

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     of Termination to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice which shall set forth in reasonable detail the reason for termination of Employee's employment, or in the case of resignation for Good Reason, said notice must specify in reasonable detail the basis for such resignation. No purported termination which is not effected pursuant to this Section 6(f) shall be effective.

          (g) Date of Termination, Etc. "DATE OF TERMINATION" shall mean in the case of Employee's death, his date of death, and in all other cases, the date specified in the Notice of Termination. If no notice is given by Employee, termination shall be effective on the last date Employee reported for work with the Company, and shall be deemed to be a voluntary termination without Good Reason.

          (h) Mitigation. Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Section 6 by seeking other employment or otherwise, nor, except as provided in clause (B) of Section 6(c)(1), shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation or benefit earned by Employee as a result of employment by another employer, self-employment earnings, by retirement benefits, by offset against any amount claimed to be owing by Employee to the Company, or otherwise.

          (i) Full Tax Gross-Up of Parachute Payments. (i) In the event that any payments or benefits made or provided to or for the benefit of Employee in connection with this Agreement, or Employee's employment with the Company or the termination thereof (the "PAYMENTS") are determined to be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "EXCISE TAX"), then the Employee shall be entitled to receive an additional payment (a "GROSS-UP PAYMENT") from the Company in an amount equal to the Excise Tax (excluding any income tax or employment tax imposed upon the Gross Up Payment). The determination of whether the Payments are subject to the Excise Tax and, if so, the amount of the Gross-Up Payment, shall be made by a nationally recognized United States public accounting firm that has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any of its affiliates; provided, however, that if the accounting firm has determined that Section 4999 does not apply, and the Internal Revenue Service claims that Section 4999 applies to the Payments (or any portion thereof), then paragraph (ii) below of this Section 6(i) shall be applicable.

               (ii) Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which

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     such claim is requested to be paid. Employee shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Employee in writing prior to the expiration of such period that it desires to contest such claim, Employee shall:

                    (A) give the Company any information reasonably requested by the Company relating to such claim,

                    (B) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                    (C) cooperate with the Company in good faith in order effectively to contest such claim, and

                    (D) permit the Company to participate in any proceedings relating to such claim;

               provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest, penalties, accountant's and legal fees) incurred in connection with such contest and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this subsection, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Employee to pay the tax claimed and commence a proceeding to obtain a refund or contest the claim in any permissible manner, and Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Employee to pay such claim and seek a refund, the Company shall advance the amount of such payment to Employee, on an interest-free basis, and shall indemnify and hold Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and Employee

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     shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (iii) If, after the receipt by Employee of an amount advanced by the Company pursuant to the foregoing, Employee becomes entitled to receive any refund with respect to such claim, Employee shall (subject to the Company's complying with the requirements of the foregoing) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Employee of an amount advanced by the Company pursuant to the previous subsection, a determination is made that Employee shall not be entitled to any refund with respect to such claim and the Company does not notify Employee in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          (j) Change in Control. For purposes of this Agreement, a Change in Control shall mean an occurrence of the following during the Term:

               (i) The "acquisition" by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of any securities of the Company which generally entitles the holder thereof to vote for the election of directors of the Company (the "Voting Securities") which, when added to the Voting Securities then "Beneficially Owned" by such Person, would result in such Person either "Beneficially Owning" fifty percent (50%) or more of the combined voting power of the Company's then outstanding Voting Securities or having the ability to elect fifty percent (50%) or more of the Company's directors; provided, however, that for purposes of this paragraph (i) of Section 6(j), a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (a) becomes the Beneficial Owner of more than the permitted percentage of Voting Securities solely as a result of [open market] acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; (b) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity"); (c) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in paragraph (iii) of this Section 6(j)); or (d) becomes the Beneficial Owner of more than the permitted percentage of Voting Securities as a result of a transaction approved by a majority of the Incumbent Board (as defined in paragraph (ii) below); or

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               (ii) The individuals who, as of the Effective Date, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

               (iii) The consummation of a merger, consolidation or reorganization involving the Company (a "Business Combination"), unless (1) the stockholders of the Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and (3) no Person (other than (x) the Company or any Controlled Entity, (y) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or (z) any Person who, immediately prior to the Business Combination, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a Business Combination described in clauses (1), (2) and (3) of this paragraph shall be referred to as a "Non-Control Transaction");

               (iv) A complete liquidation or dissolution of the Company; or

               (v) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Controlled Entity).

          Notwithstanding the foregoing, if Employee's employment is terminated and Employee reasonably demonstrates that such termination (x) was at the request of a third party who has indicated an intention or has taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (y) otherwise occurred in

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

     connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes hereof, the date of a Change in Control with respect to Employee shall mean the date immediately prior to the date of such termination of employment.

          A Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

     7.  Restrictive Covenants.

         (a) Employer Covenants. The Company agrees that during the Term, the Company shall disclose to Employee or provide Employee with access to trade secrets or confidential information of the Company or its Subsidiaries; or place Employee in a position to develop business goodwill on behalf of the Company or its Subsidiaries; or entrust Employee with business opportunities of the Company or its Subsidiaries.

         (b) Confidential Information; Unauthorized Disclosure. During the period of his employment hereunder and for any period following the termination of employment, the Employee shall not, whether during the period of his employment hereunder or thereafter, without the written consent of the Board or a person authorized thereby, disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of his duties as an executive of the Company, any confidential information obtained by him while in the employ of the Company with respect to the Company's business, including but not limited to technology, know-how, processes, maps, geological and geophysical data, other proprietary information and any information whatsoever of a confidential nature, the disclosure of which he knows or should know will be damaging to the Company; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Employee) or any information which the Employee may be required to disclose by any applicable law, order, or judicial or administrative proceeding.

         (c) Non-Competition. As part of the consideration for the compensation and benefits to be paid to Employee hereunder; to protect the trade secrets and confidential information of the Company or its Subsidiaries that have been and will in the future be disclosed or entrusted to Employee, the business good will of the Company or its Subsidiaries that has been and will in the future be developed by Employee or the business opportunities that have been and will in the future be disclosed or entrusted to

     Employee by the Company or its Subsidiaries, and as an additional incentive for the Company to enter into this Agreement, the Company and Employee agree to the following competition provisions:

     During the Term and for a period of one year thereafter, Employee shall not in North America, directly or indirectly engage in or become interested financially in as a principal, employee, partner, shareholder, agent, manager, owner, advisor, lender, guarantor of any person engaged in any business substantially identical to the Business (defined below); provided, however, that (a) Employee may invest in stock, bonds or other securities in any such business (without participating in such business) if: (i)(A) such stock, bonds or other securities are listed on any United States securities exchange or are publicly traded in an over the counter market and (B) its investment does not exceed, in the case of any capital stock of any one issuer, 5% of the issued and outstanding capital stock, or in the case of bonds or other securities, 5% of the aggregate principal amount thereof issued and outstanding, or (ii) such investment is completely passive and no control or influence over the management or policies of such business is exercised, or (b) any such business shall be deemed to exclude
     (i) ownership by Employee or any affiliated entity of interests in Plains All American GP LLC, Plains AAP LP and any of their respective subsidiaries and any board positions with respect to such entities, and (ii) the business of Sable Minerals, Inc. as it exists on the date hereof. The term "Business" shall mean the exploration, development and production of crude petroleum and natural gas. Notwithstanding the foregoing provisions of this Section 7(c), in the event of a termination of Employee's employment by the Company without Cause or in the event of Employee's resignation for Good Reason, Employee shall have no further obligations under this Section 7(c).

         (d) Non-Solicitation. Employee undertakes toward the Company and is obligated, during the Term and for a period of one year thereafter, not to solicit or hire, directly or indirectly, in any manner whatsoever (except in response to a general solicitation), in the capacity of employee, consultant or in any other capacity whatsoever, one or more of the employees, directors or officers or other persons (hereinafter collectively referred to as "EMPLOYEES") who at the time of solicitation or hire, or in the 90-day period prior thereto, are working full-time or part-time for the Company or any of its Subsidiaries and not to endeavour, directly or indirectly, in any manner whatsoever, to encourage any of said Employees to leave his or her job with the Company or any of its Subsidiaries and not to endeavour, directly or indirectly, and in any manner whatsoever, to incite or induce any client of the Company or any of its Subsidiaries to terminate, in whole or in part, its business relations with the Company or any of its Subsidiaries.

         (e) Enforcement. It is the desire and intent of the parties that the provisions of this Section 7 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 7 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable. Such deletion shall apply only with respect to the operation of such provisions of this Section 7 in the particular jurisdiction in which such adjudication is made. In addition, if the scope of any restriction contained in this Section 7 is too broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that such scope may be judicially modified in any proceeding brought to enforce such restriction.

         (f) Remedies. In the event of a breach or threatened breach by the Executive of the provisions of this Section 7, the Company shall be entitled to an injunction and such other equitable relief as may be necessary or desirable to enforce the restrictions contained herein. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach or any other breach of this Agreement.

     8. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which Employee may qualify, nor shall anything herein limit or otherwise adversely affect such rights as Employee may have under any stock option or other agreements with the Company or any of its affiliated companies.

     9. Assignability. The obligations of Employee hereunder are personal and may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer, except by will or the laws of descent and distribution.

     10. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, sent by overnight courier or by facsimile with confirmation of receipt or on the third business day after being mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office address and facsimile number, directed to the attention of the Board with a copy to the Secretary of the Company, and to Employee at Employee's residence address and facsimile number on the records of the Company or to such other address as either party may have furnished to the other in writing in accordance herewith except that notice of change of address shall be effective only upon receipt.

     11. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     12.  Successors; Binding Agreement.

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and assets of the Company ("SUCCESSOR") or any corporation which becomes the ultimate parent corporation of the Company or any such Successor ("ULTIMATE PARENT") to expressly assume and agree in writing satisfactory to the Employee to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that express assumption shall not be required where this agreement is assumed by operation of law. As used in this Agreement, including, without limitation, in Section 3, the term "COMPANY" shall include any Successor and Ultimate Parent which executes and delivers the Agreement as provided for in this Section 12 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

     (b) After the death or Disability of Employee, this Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     13. Indemnification. During the Term and for a period of six years thereafter, the Company shall cause Employee to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or service in other capacities at the request of the Company. The coverage provided to Employee pursuant to this Section 13 shall be of a scope and on terms and conditions at least as favorable as the most favorable coverage provided to any other officer or director of the Company (or any successor). In addition, to the maximum extent permitted by the by-laws of the Company in effect from time to time and applicable law, during the Term and for a period of six years thereafter, the Company shall indemnify Employee against and hold Employee harmless from any costs, liabilities, losses and exposures for Employee's services as an employee, officer and director of the Company (or any successor).

     14. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement is an integration of the parties' agreement; no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Employee represents and warrants that the execution of this Agreement will not result in any breach of any prior or existing agreement executed by Employee with respect to any third party. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas.

     15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     16. Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter and supersedes and replaces in full all prior written or oral agreements and understandings between the parties with respect to such subject matters.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of May 8, 2001 effective for all purposes as provided above.

                                    PLAINS RESOURCES INC.



                                    By: /s/ Tim Moore
                                        ----------------------------
                                        Tim Moore



                                    EMPLOYEE

                                    /s/ James C. Flores
                                    --------------------------------
                                    James C. Flores

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